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                                                                   EXHIBIT 10.9

                           NONSTATUTORY STOCK OPTION

Roger Warren, Optionee:

         Bolder Technologies Corporation (the "Company") has granted to you, the optionee named above, an option to purchase shares of the Common Stock of the Company ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

         The details of your option are as follows:

         1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is twenty-two thousand (22,000).

         2. VESTING. Subject to the limitations contained herein, all of the shares granted hereunder will vest (become exercisable) on September 30, 2006, subject to acceleration upon achievement of performance objectives to be established at the beginning of each year by the Company's Board of Directors, unless and until you cease to provide services to the Company for any reason.

         3. EXERCISE PRICE AND METHOD OF PAYMENT.

                  (a) EXERCISE PRICE. The exercise price of this option is $10.375 per share.

                  (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                           (i) Payment of the exercise price per share in cash
(including check) at the time of exercise; or

                           (ii) Payment pursuant to a program developed under
Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

         4. WHOLE SHARES. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

         5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act, or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

         6. TERM. The term of this option commences on October 1, 1999, the date of grant, and expires on September 30, 2009 (the "Expiration Date"), unless this option expires sooner as

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set forth below. In no event may this option be exercised on or after the
Expiration Date. Notwithstanding the foregoing, this option shall terminate three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any reason and for no reason unless:

                  (a) such termination of Continuous Status as an Employee, Director or Consultant is due to your disability (within the meaning of Section 422(c)(6) of the Code), in which event the option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Continuous Status as an Employee, Director or Consultant; or

                  (b) such termination of Continuous Status as an Employee, Director or Consultant is due to your death or your death occurs within three
(3) months following your termination for any other reason, in which event the option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death; or

                  (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 5 above, in which event the option shall not expire until the earlier of the Expiration Date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant; or

                  (d) exercise of the option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant would result in liability under Section 16(b) of the Exchange Act, in which case the option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant.

         However, this option may be exercised following termination of Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of termination of Continuous Status as an Employee, Director or Consultant under the provisions of paragraph 2 of this option.

         7. EXERCISE.

                  (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to paragraph 7(b) below.

                  (b) The Company may require you, as a condition of exercising this option: (i) to give written assurances satisfactory to the Company as to your knowledge and experience in financial and business matters, and that you are capable of evaluating the merits and risks of exercising this option; and
(ii) to give written assurances satisfactory to the Company that you are acquiring the shares subject to the option for your own account and not with any present


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intention of selling or otherwise distributing such shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise of this option has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued upon exercise of this option as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

                  (c) By exercising this option, you agree that as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of:
(i) the exercise of this option; (ii) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (iii) the disposition of shares acquired upon such exercise. You also agree that any exercise of this option has not been completed and that the Company is under no obligation to issue any Common Stock to you until such an arrangement is established or the Company's tax withholding obligations are satisfied, as determined by the Company.

         8. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 of the Exchange Act (a "QDRO"), and is exercisable during your life only by you or a transferee pursuant to a QDRO. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

         9. ADJUSTMENTS UPON CHANGES IN STOCK.

                  (a) If any change is made in the shares subject to this option without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the option will be appropriately adjusted in the class(es) and number of shares and price per share of the stock subject thereto. Such adjustments shall be made by the Board of Directors of the Company, the determination of which shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".

                  (b) In the event of: (i) a dissolution, liquidation or sale of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock of the Company outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law:
(x) any surviving corporation or an Affiliate of such surviving corporation shall


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assume this option or shall substitute a similar option therefor, or (y) this option shall continue in full force and effect. In the event any surviving corporation and its Affiliates refuse to assume or continue this option, or to substitute a similar option therefor, then the time during which this option may be exercised shall be accelerated and the option terminated if not exercised prior to such event.

         10. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate, or their respective stockholders, Boards of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate.

         11. NOTICES. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         12. MISCELLANEOUS. The Board shall have the power to accelerate the time at which this stock option may first be exercised or the time during which this stock option or any part thereof will vest pursuant to section 2, notwithstanding the provisions in this stock option stating the time at which it may first be exercised or the time during which it will vest. Neither an Employee, a Director, a Consultant nor any person to whom this stock option is transferred in accordance with the terms hereof shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to this stock option unless and until such person has satisfied all requirements for exercise of this stock option pursuant to the terms hereof. The Board of Directors at any time, and from time to time, may amend the terms of this stock option; provided, however, that the rights and obligations under this stock option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom this stock option was granted and (ii) such person consents in writing.

         13. DEFINITIONS.

                  (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

                  (b) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (c) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only directors' fee by the Company or who are not compensated by the Company for their services as Directors.

                  (d) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board of Directors of the Company, in its sole discretion, may determine whether Continuous


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Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board of Directors, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

                  (e) "DIRECTOR" means a member of the Board of Directors of the Company.

                  (f) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (g) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (h) "SECURITIES ACT" means the Securities Act of 1933, as amended.


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Dated the 1st day of October, 1999.

                                              Very truly yours,

                                              BOLDER TECHNOLOGIES CORPORATION



                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:
ATTACHMENTS:

         Notice of Exercise


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         The undersigned:

         1. Acknowledges receipt of the foregoing option and understands that all rights and liabilities with respect to this option are set forth in the option; and

         2. Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

                  None
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                                   (Initial)

                  Other:
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                                        OPTIONEE

                                        Address:

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